RESCISSION AND RELEASE AGREEMENT


         THIS RESCISSION AND RELEASE AGREEMENT ("Agreement") is executed this 18th day of August 1997 by and between CyberAmerica Corporation, a Nevada corporation with principal offices at 268 West 400 South, Suite 300, Salt Lake City, Utah 84101 ("CYA") and East West Trading Corporation, a foreign corporation with principal offices at National Bank Building, Memorial Square, Charleston, Nevis West Indies ("East West").

                                    PREMISES

         WHEREAS, East West currently holds 85,950 shares of common stock in a Nevada corporation known as Oasis Hotel, Resort & Casino - I, Inc. and an additional 28,500 shares of common stock in a Nevada corporation known as Oasis Hotel, Resort & Casino - II, Inc. (the Oasis Hotel, Resort & Casino - I, Inc. and Oasis Hotel, Resort & Casino - II, Inc. shares shall be hereinafter collectively referred to as the "Oasis Shares").

         WHEREAS, East West acquired the Oasis Shares for a price of $1.00 per share for a total of $114,650 in a private transaction with CYA

         WHEREAS, East West and CYA (hereinafter collectively referred to as the "Parties") believe it to be in their mutual best interest to rescind the transaction pursuant to which East West acquired the Oasis Shares from CYA, and to settle any and all potential claims which either party may have against the other as a result of that transaction.

                                    AGREEMENT

         Based upon the above Premises, which are hereby incorporated by this reference and in consideration of the mutual promises contained herein, the benefits to be derived by each party hereunder and other good and valuable consideration, the sufficiency of which is hereby expressly acknowledged, the Parties agree as follows:

1. Delivery of the Oasis Shares. East West hereby agrees, covenants, and warrants to return all 114,450 of the Oasis Shares which it presently holds to CYA immediately upon the execution of this Agreement. As part of the delivery required under this Paragraph, East West shall execute any and all documents, instruments or other paperwork necessary to transfer ownership of the Oasis Shares to CYA.

2. Issuance of CYA Shares. As consideration for the return of the Oasis Shares by East West, CYA shall, within a reasonable time following the return of the Oasis Shares under Paragraph 1 of this Agreement, issue to East West a total of 1,124,388 shares of CYA's common stock, par value $0.001 (the "CYA Common Stock"). The CYA Common Stock shall not be registered under the Securities Act of 1933, as amended (the "Act"), but shall be exempt from registration pursuant to an exemption under Regulation S promulgated under the Act ("Regulation S"). The issuance of the CYA Common Stock is expressly conditioned upon East West's return of the Oasis Shares pursuant to Paragraph 1 of this Agreement.

3. Mutual Release. As part of the consideration exchanged hereunder, the Parties mutually agree to immediately and forever hold one another harmless from, release one another from, and indemnify each other with respect to any and all claims directly or indirectly resulting from East West's acquisition of the Oasis Shares. East West hereby expressly waives any right to the Oasis Shares, any right to payment for the Oasis Shares, and any claims which East West may have against CYA, Oasis Hotel, Resort & Casino - I, Inc., Oasis Hotel, Resort & Casino - II, Inc., or any subsidiaries, officers or directors of the aforementioned corporations including, but not limited to, claims for the $114,650 previously paid by East West.

4. Representations of East West Regarding Offshore Transaction. In connection with the issuance of the CYA Common Stock, East West makes the following representations. East West understands and acknowledges that the CYA Common Stock being issued pursuant to this Agreement will be issued in reliance on specific exemptions from registration requirements of federal and state securities laws and that CYA is relying upon the truth and accuracy of the below-specified representations, warranties, agreements, acknowledgements and understandings of East West in order to determine the applicability of such exemptions and the suitability of East West to acquire the CYA Common Stock.

         (A) East West is not a U.S. person (whenever such term is used herein, it shall have the meaning as defined by Regulation S);

         (B) At the time that this Agreement was executed, and at all other relevant times, East West was outside the United States and East West is currently outside the United States;

         (C)      East West is not  receiving  the shares of CYA Common Stock on
                  behalf  of  any  U.S.   person  and  the  sale  has  not  been
                  prearranged with a purchaser in the United States;

         (D) East West represents, warrants and hereby agrees that all offers and sales of CYA Common Stock prior to the expiration of the 40 day restricted period under Regulation S (the "Restricted Period") shall only be made in compliance with the safe harbor contained in Regulation S, pursuant to registration of securities under the Act or pursuant to an exemption from registration, and all offers and sales after the Restricted Period shall be made only pursuant to such a registration or to such exemption from registration;

         (E) All correspondence received by East West regarding this Agreement has included statements that the CYA Common Stock hereby acquired has not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to a U.S. Person during the Restricted Period unless the CYA Common Stock is registered under the Securities Act of 1933 or an exemption from the registration requirements is available;

         (F) East West acknowledges that investment in CYA Common Stock involves a high degree of risk and further acknowledges that it can bear the economic risk of investment in the CYA Common Stock;

         (G) East West is sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks of receiving the CYA Common Stock, and to make an informed decision relating thereto;

         (H) East West has consulted its own investment and/or legal advisors in entering this Agreement;

         (I) East West understands that in the view of the Securities Exchange Commission the statutory basis for the exemption claimed for this transaction would not be present if the issuance of CYA Common Stock, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the Act and East West confirms that this transaction is not part of any such plan or scheme. East West is acquiring the CYA Common Stock for investment purposes and has no present intention to sell the CYA Common Stock in the United States of to a U.S. Person or for the account or benefit of a U.S. Person either now or promptly after the expiration of the Restricted Period.

         (J) East West is not an underwriter of, or dealer in, the CYA Common Stock and East West is not participating, pursuant to a contractual agreement, in the distribution of the CYA Common Stock;

5. Further Representations of East West. East West further represents and warrants as follows:

         (A) This Agreement has been duly executed by East West. The execution and performance of this Agreement will not violate, result in a breach of, or constitute a default in any agreement, instrument, judgment, order or decree to which East West is a party or to which East West is subject.

         (B) East West is a corporation duly organized, validly existing and in good standing under the laws of the Isle of Man and has all corporate power necessary to engage in the business in which it presently engages and to carry out the terms and conditions of this Agreement.

         (C) East West has sole title to the Oasis Shares and has full right to transfer the Oasis Shares as contemplated by this Agreement.

         (D) No representation or warranty contained herein, nor statement in any document, certificate or schedule furnished or to be furnished pursuant to this Agreement contains or contained any untrue statement of material fact, nor does or will omit to state a material fact necessary to make any statement or fact contained herein not misleading.

6.       Miscellaneous

         A. This Agreement sets forth the entire agreement between the Parties as of the date of this Agreement. No prior written or oral statement or agreement contrary to this Agreement shall be recognized or enforced.

         B. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or enforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement.

         C. The validity, interpretation and performance of this Agreement shall be governed by the laws of the State of Utah without regard to its law on the conflict of laws. Any dispute arising out of this Agreement shall be brought in a court of competent jurisdiction in Salt Lake County, State of Utah. The Parties exclude any and all statutes, laws and treaties which would allow or require any dispute to be decided in another forum or by other rules of decision than provided in this Agreement.

         D. Every right and remedy provided herein shall be cumulative with every other right or remedy at law or in equity and may be enforced concurrently herewith. No waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or of any default occurring or existing. This Agreement may be amended only by writing executed by both of the Parties. Any term or condition of this Agreement may be waiver or the time of performance extended by a writing signed by the party for whose benefit the provision was intended.

         E. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover actual attorney's fees, court costs or other costs incurred in proceeding with the action from the other party. The attorney's fees, court costs or other costs may be ordered by the court in its decision of any action described in the Paragraph or may be enforced in a separate action brought for determining attorney's fees, court costs or other costs. Should either party be represented by in-house counsel, such party may recover attorney's fees incurred by that in-house counsel in an amount equal to that attorney's normal fees for similar matters, or, should that attorney not normally charge a fee, by the prevailing rate charged by attorneys with similar backgrounds in that legal community.

         F. Time is of the essence of this Agreement and of each and every provision hereof.

         G. The Parties agree to cooperate with each other to achieve the purpose of this Agreement and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the purpose of this Agreement.

         H. Nothing in this Agreement, expressed or implied is intended to confer upon any person, other than the Parties hereto and their successors, any rights or remedies under or by reason of this Agreement.

         I. If a party signs this Agreement and transmits an electronic facsimile of the signature page to the other party, the party who receives the transmission may rely upon this electronic facsimile as a signed original of this Agreement.

         IN WITNESS WHEREOF, the Parties have executed this Agreement on the date set forth above.

CyberAmerica Corporation                           East West Trading Corporation


/s/Richard Surber                                  /s/Muriel Atkin
------------------------------                     --------------------
Richard Surber, President                          Muriel Atkin